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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 22, 2004

                                 KELLOGG COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

         1-4171                                           38-0710690
(Commission File Number)                    (IRS Employer Identification Number)


                               ONE KELLOGG SQUARE
                        BATTLE CREEK, MICHIGAN 49016-3599
          (Address of Principal Executive Offices, Including Zip Code)
                                  269-961-2000
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         As previously announced, James M. Jenness has agreed to be Chairman of the Board and Chief Executive Officer ("CEO") of Kellogg Company (the "Company"), subject to Carlos Gutierrez's being sworn in as Secretary of Commerce. On December 22, 2004, Mr. Jenness entered into a letter agreement with the Company, outlining the compensation and benefits that Mr. Jenness will receive in this connection. Except as specifically noted, all compensation and benefits will be provided only if Mr. Jenness actually begins employment as CEO.

         Mr. Jenness's starting base salary will be $1,050,000 per year (which approximates the 50th percentile of the Company's peer group), and he will be eligible for his first annual merit adjustment in April 2006. He will also participate in the Kellogg Company Senior Executive Annual Incentive Plan (the "AIP"). He will also be eligible to participate in Company's long-term incentive program (the "LTIP"). His target award for 2005 under the AIP will be 115% of base salary, and his 2005 LTIP target award will be established by the Compensation Committee at approximately $5,000,000 - $6,000,000 (which approximates the 50th percentile of the Company's peer group), with 70% of that value being reflected in a stock option award, and the remaining 30% representing the target amount of his Executive Performance Plan (the "EPP") award for the period 2005-2007. Mr. Jenness's actual bonus awards under the AIP and the EPP may range from 0% to 200% of target, depending upon achievement of the performance goals established for the awards.

Mr. Jenness will receive a restricted stock grant on the first day of his employment as CEO, having an aggregate value of $1,000,000, based on the average of the high and low trading price of the common stock on the date of grant. This restricted stock will vest on the third anniversary of the grant date, if he is then still employed, and will vest on a pro-rata basis if his employment is previously terminated by the Company without cause or by him for good reason.

         Mr. Jenness will participate in the pension, savings, medical and other benefits provided by the Company to its executives and to its employees generally, including the Change of Control Policy, as in effect from time to time. These benefits will include paying the expenses involved in moving Mr. Jenness and his family to his new location consistent with the Company's relocation policy, and reimbursing Mr. Jenness for any loss that he may suffer upon the sale, following his departure from the Company, of the new residence that he will be purchasing in Battle Creek, assuming that he makes good faith efforts to sell the residence for the highest price available at the time, and completes a sale within 12 months after his departure. He will also receive a special pension under the Kellogg Company Key Executive Benefits Plan to the extent necessary to ensure that if his employment with the Company terminates before he has completed five years of service and attained age 62, either (1) after he has completed three years of service or (2) by him for good reason, he will receive an aggregate pension benefit equal to the benefit he would have received under the Company's pension plans if he had attained age 62 with 5 years of service (although the amount of the accrued pension benefit will be determined based on his actual years of service and his actual compensation during employment). Furthermore, whenever his employment with the Company terminates, he will receive a retiree medical benefit, for himself and his eligible dependents during his lifetime, similar to the coverage that Mr. Gutierrez would have had in the event he had retired under the applicable plan



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at the time of Mr. Jenness's termination, or the cash equivalent thereof, as reasonably determined by the Company.

         If Mr. Jenness's employment is terminated by the Company without cause or by him for good reason, other than under circumstances covered by the Change of Control Policy, he will be entitled to receive severance in an amount determined by the Board, but in no event less than two times the amount of his then-current base salary and target bonus. This payment will be conditioned upon his signing and not revoking a form of separation agreement furnished by the Company, which would include an agreement not to compete and a release of claims.

         In order to be available to serve as the CEO if Mr. Gutierrez is sworn in as Secretary of Commerce, on November 29, 2004, Mr. Jenness notified Integrated Merchandising Systems, LLC ("IMS") of his resignation. As a result, he forfeited significant financial and other benefits. In recognition of that, the Company has agreed to pay Mr. Jenness $2,215,000 on or before December 31, 2004, as compensation for this forfeiture (as well as for the significant preparatory work in which he is already engaged). Mr. Jenness will not be entitled to receive any portion of this payment (and he will refund to the Company any portion of this payment that he has already received) if Mr. Gutierrez is sworn as Secretary of Commerce and Mr. Jenness does not become the CEO for any reason other than his death or disability or a termination of the letter agreement by the Company. Mr. Jenness has also agreed to refund to the Company any portion of the payment that he receives from the Company to the extent that he actually receives the applicable forfeited benefit from IMS or an affiliate of IMS.

         Finally, recognizing that it may be difficult to secure a comparable position under these circumstances for a variety of reasons, including the fact that he is subject to a non-compete with IMS, and that by resigning from employment with IMS he has given up significant death and disability benefits, the Company has agreed that if Mr. Gutierrez remains the CEO, or if he is sworn as Secretary of Commerce but Mr. Jenness does not become the CEO because of death or disability or because the Company terminates the letter agreement, the Company will pay Mr. Jenness, in periodic installments, an annual amount equal to $1,600,000 (his estimated average annual total compensation for the past three years) for the next three years less all income that he earns from another employer or other similar business arrangement during that three-year period. Whether or not Mr. Jenness becomes CEO, the Company expects that Mr. Jenness would remain on its Board.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Kellogg Company
                                        (Registrant)

Date:  December 23, 2004                By:  /s/ Jeffrey M. Boromisa
                                             Name:   Jeffrey M. Boromisa
                                             Title:  Senior Vice President and
                                                     Chief Financial Officer